Exhibit 1.1

Effective as of November 21, 2016

43,335,000 Shares

GRAN TIERRA ENERGY INC.

Common Stock

UNDERWRITING AGREEMENT

Ladies and Gentlemen:

Gran Tierra Energy Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”) for which Scotia Capital Inc., RBC Dominion Securities Inc. and Dundee Securities Ltd. are acting as representatives (the “Representatives”), 43,335,000 shares of common stock of the Company, par value $0.001 per share (“Common Stock,” and such shares of Common Stock, the “Firm Shares”).

In addition, the Company proposes to sell to the Underwriters up to 6,500,250 shares of Common Stock (the “Additional Shares”), if, and to the extent, that you, as managers of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such Additional Shares granted to the Underwriters in Section 2 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.”

The Company has filed with the U.S. Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus (file number 333-212819) on Form S-3, relating to various securities (the “Shelf Securities”), including the Shares, to be issued from time to time by the Company and/or sold from time to time by selling securityholders. The registration statement as amended to the date of this Agreement, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement,” and the related prospectus covering the Shelf Securities dated August 1, 2016 in the form first used to confirm sales of the Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Base Prospectus.” The Base Prospectus, as supplemented by the prospectus supplement specifically relating to the Shares in the form first used to confirm sales of the Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “U.S. Prospectus,” and the term “preliminary prospectus” means any preliminary form of the Prospectus (as defined below). For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale U.S. Prospectus” means the documents and pricing information set forth in Schedule II hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. “Applicable Time” means 4:45 p.m. Eastern Time on November 21, 2016, “Time of Sale Canadian Prospectus” means the Canadian Preliminary Prospectus (defined below). The Time of Sale U.S. Prospectus and the Time of Sale Canadian Prospectus are collectively referred to herein as the “Time of Sale Prospectus.”

The Company was qualified at the time of filing to file an MJDS Rule (as defined below) shelf prospectus pursuant to the MJDS Rule and (i) has prepared and filed a preliminary MJDS base shelf prospectus dated August 2, 2016 in the English and French languages (the “Canadian Preliminary Base Prospectus”) with the Alberta Securities Commission (the “ASC”) and with the securities commissions or other securities regulatory authorities in each of the provinces of Canada (together, the “Canadian Securities Commissions”) in respect of various securities, including shares of Common Stock of the Company (collectively, the “Canadian Shelf Securities”), pursuant to applicable securities laws in each of the provinces of Canada emanating from governmental authorities, including the respective rules and regulations made thereunder together with applicable published national and local instruments, policy statements, notices, blanket rulings and orders of the Canadian Securities Commissions, and all discretionary rulings and orders applicable to the Company, if any, of the Canadian Securities Commissions (the “Canadian Securities Laws”), and (ii) has prepared and filed with the ASC and the other Canadian Securities Commissions a final MJDS base shelf prospectus dated August 5, 2016 relating to the Canadian Shelf Securities in each of the provinces of Canada (the “Canadian Final Base Prospectus”). The Company selected the ASC (the “Reviewing Authority”) as its principal regulator in respect of the Canadian Preliminary Base Prospectus and the Canadian Final Base Prospectus, and the Reviewing Authority has issued a receipt (a “Receipt”) in accordance with Multilateral Instrument 11-102—Passport System (“MI 11-102”) and National Policy 11-202—Process for Prospectus Reviews in Multiple Jurisdictions (“NP 11-202” and, together with MI 11-102, the “Passport System”) on behalf of itself and the other Canadian Securities Commissions for each of the Canadian Preliminary Base Prospectus and the Canadian Final Base Prospectus. The term “Canadian Base Prospectus” means the Canadian Final Base Prospectus, including documents incorporated therein by reference, at the time the Receipt was issued with respect thereto in accordance with the multi-jurisdictional disclosure system described in National Instrument 71-101 – The Multijurisdictional Disclosure System of the Canadian Securities Administrators (the “MJDS Rule”).

The Company has also prepared and filed with the Canadian Securities Commissions, in accordance with the MJDS Rule on November 21, 2016, a preliminary prospectus supplement, relating to the Shares, which excluded certain pricing information (together with the Canadian Base Prospectus, and including any documents incorporated therein by reference and the documents otherwise deemed to be a part thereof or included therein pursuant to Canadian Securities Laws, the “Canadian Preliminary Prospectus”). In addition, the Company: (i) shall prepare and file with the Canadian Securities Commissions in accordance with Section 6(f) hereof a final prospectus supplement relating to the Shares, which includes the pricing information omitted from the Canadian Preliminary Prospectus (together with the Canadian Base Prospectus, and including any documents incorporated therein by reference and the documents otherwise deemed to be a part thereof or included therein pursuant to Canadian Securities Laws, the “Canadian Final Prospectus”).

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For purposes of this Agreement, all references to “$” or “dollars” are to United States dollars. In addition, all references to the Canadian Preliminary Base Prospectus, Canadian Final Base Prospectus, Canadian Base Prospectus, Canadian Preliminary Prospectus, Canadian Final Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Canadian Securities Commissions pursuant to the System for Electronic Document Analysis and Retrieval (“SEDAR”).

As used herein, the terms “Registration Statement,” “Base Prospectus,” “preliminary prospectus,” “Time of Sale U.S. Prospectus,” “Time of Sale Canadian Prospectus,” “U.S. Prospectus,” “Canadian Final Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof. The terms “supplement,” “amendment,” and “amend” as used herein with respect to the Registration Statement, the Base Prospectus, the Time of Sale Prospectus, any preliminary prospectus or the Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.

The U.S. Prospectus and the Canadian Final Prospectus are referred to collectively, as the “Prospectus.”

1.          Representations and Warranties of the Company. The Company represents, warrants and agrees with each of the Underwriters that:

(a)          The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the Company’s knowledge, are threatened by the Commission. The Company is a “well-known seasoned issuer” (as defined in Rule 405 under the Securities Act) eligible to use the Registration Statement as an automatic shelf registration statement and the Company has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement.

(b)

(i)          The Registration Statement, when it became or was deemed to become effective under the Securities Act (the “Effective Time”), in accordance with the rules and regulations thereunder, did not contain, and on the Closing Date (as defined in Section 4 hereto), if applicable, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(ii)         the Company is eligible to use the MJDS Rule;

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(iii)        no cease trade order preventing or suspending the use of the Canadian Preliminary Prospectus or the Canadian Final Prospectus or preventing the distribution of the Shares has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened, by any of the Canadian Securities Commissions;

(iv)        the Canadian Final Prospectus, at the time of filing, was true and correct in all material respects and contained full, true and plain disclosure of all material facts relating to the Company and the Shares as required by Canadian Securities Laws, and does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading;

(v)         the Registration Statement, at the Effective Time, and the U.S. Prospectus, at the time of filing, complied in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder;

(vi)        the Canadian Preliminary Prospectus, at the Effective Time, and the Canadian Final Prospectus, at the time of filing, complied in all material respects with the MJDS Rule and all other applicable Canadian Securities Laws;

(vii)       as of the Applicable Time, the Time of Sale U.S. Prospectus, as then amended or supplemented by the Company, if applicable, did not or will not when filed, as applicable, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; as of the Applicable Time, the Time of Sale Canadian Prospectus is true and correct in all material respects and contains full, true and plain disclosure of all material facts relating to the Company and the Shares, other than information relating to the offering price of the Shares and other information with respect to the terms of the offering of the Shares (which will be included in the Canadian Final Prospectus), as required by Canadian Securities Laws;

(viii)      each of the Canadian Securities Commissions has issued or is deemed to have issued receipts for the Canadian Preliminary Base Prospectus and the Canadian Final Base Prospectus;

(ix)         each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

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(x)          (A) the U.S. Prospectus, as of its date and as of the Closing Date, does not contain and, as amended or supplemented, if applicable, will not when filed contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (B) the Canadian Final Prospectus, as of its date and as of the Closing Date, will be true and correct in all material respects and contain full, true and plain disclosure of all material facts relating to the Company and the Shares as required by Canadian Securities Laws; provided, however, that the representations and warranties set forth in this Section 1(b) do not apply to statements or omissions in the Registration Statement (or any amendment thereto), the Time of Sale Prospectus, the Prospectus (or any supplement thereto) or any broadly available road show made in reliance upon or in conformity with information relating to any Underwriter furnished to the Company in writing by or on behalf of an Underwriter expressly for use therein. For purposes of this Agreement, the only information so furnished shall be the information set forth on the cover page of the Time of Sale Prospectus and the Prospectus, and, under the caption, “Underwriters”: the thirteenth paragraph, concerning stabilizing transactions, in the Time of Sale Prospectus and the Prospectus (collectively, the “Underwriters’ Disclosure”); and

(xi)         other than the Registration Statement, any preliminary prospectus and the Prospectus, the Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, used, authorized, approved or referred to and will not prepare, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Shares (each such communication by the Company or its respective agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Schedule II hereto, and any other written communications approved in writing in advance by the Representatives. Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with any preliminary prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, did not, and as of the Closing Date and as of the Option Closing Date (as defined in Section 2 hereof), as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c)          The interactive data in eXtensible Business Reporting Language included as an exhibit to the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

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(d)          The documents incorporated by reference in the Prospectus or the Time of Sale Prospectus, when filed with the Commission or, where applicable, such documents are filed with the Canadian Securities Commissions, conformed or will conform, as the case may be, in all material respects to the requirements of the Exchange Act and Canadian Securities Laws, respectively, and none of the incorporated documents contained, contain or will contain any untrue statement of a material fact or omitted, omit or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(e)          The Company has an authorized, issued and outstanding capitalization as set forth in the sections of the Time of Sale Prospectus and the Prospectus entitled “Capitalization” under the column entitled “Actual” and, as of the Closing Date and any Option Closing Date, as the case may be, the Company shall have an authorized, issued and outstanding capitalization as set forth in the sections of the Time of Sale Prospectus and the Prospectus entitled “Capitalization” under the column entitled “As Adjusted” (in each case, except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Time of Sale Prospectus and the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Time of Sale Prospectus or the Prospectus). None of the outstanding shares of Common Stock was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. Except for grants of awards pursuant to employee benefit plans, described in the Time of Sale Prospectus and the Prospectus, or those which have been granted subsequent to September 30, 2016 in the ordinary course of the Company’s business, there are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those described in the Time of Sale Prospectus and the Prospectus. The descriptions of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Time of Sale Prospectus and the Prospectus accurately and fairly presents, in all material respects, the information required to be shown with respect to such plans, arrangements, options and rights.

(f)          The Company’s outstanding Common Stock is listed for trading on NYSE MKT and the TSX under the symbol “GTE”. The Company is in compliance with the by-laws, rules and regulations of NYSE MKT and the TSX in all material respects and has not received any notice from NYSE MKT or the TSX regarding the delisting of the Common Stock from NYSE MKT or the TSX, as applicable.

(g)          The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its properties and assets and conduct its business as described in the Time of Sale Prospectus and Prospectus, to execute and deliver this Agreement and to issue, sell and deliver the Shares as contemplated herein.

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(h)          The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties and assets or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, either (i) have a material adverse effect on the business, properties, condition (financial or otherwise), results of operations or prospects of the Company and its subsidiaries (as defined below) taken as a whole, (ii) prevent or materially interfere with consummation of the transactions contemplated hereby or (iii) result in the delisting of the shares of Common Stock from NYSE MKT or the TSX (the occurrence of any such effect or any such prevention or interference or any such result described in the foregoing clauses (i), (ii) and (iii) being herein referred to as a “Material Adverse Effect”).

(i)          The Company has no subsidiaries (as defined under the Securities Act) other than those set forth on Schedule III hereto (collectively, the “Subsidiaries”). Other than as set forth on Schedule III, the Company owns, directly or indirectly, all of the issued and outstanding capital stock of, or other equity interests in, each of the Subsidiaries. Except as described in the Time of Sale Prospectus and the Prospectus, other than the capital stock of, or other equity interests in, the Subsidiaries, the Company does not own, directly or indirectly, any shares of stock or any other equity interests or long-term debt securities of any corporation, firm, partnership, joint venture, association or other entity. Each Subsidiary has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization, with full power and authority to own, lease and operate its properties and assets and to conduct its business as described in the Time of Sale Prospectus and the Prospectus. Each Subsidiary is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction where the ownership or leasing of its properties and assets or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect. Except as disclosed in the Time of Sale Prospectus and the Prospectus, all of the outstanding shares of capital stock of, or other equity interests in, each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable, have been issued in compliance with all applicable securities laws, were not issued in violation of any preemptive right, resale right, right of first refusal or similar right and are owned by the Company subject to no security interest, other encumbrance or adverse claims (other than those provided in the Credit Agreement, dated as of September 19, 2015, by and among the Company, Gran Tierra Energy International Holdings Ltd., the Bank of Nova Scotia, Societe Generale and the lenders party thereto (as amended) (the “Credit Agreement”)). Except as otherwise disclosed in the Time of Sale Prospectus and the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock of, or equity interests in, the Subsidiaries are outstanding. The Company has no Subsidiary that individually accounted for in excess of 7% of the Company’s aggregate production for the year ended December 31, 2015, other than those Subsidiaries designated on Schedule III with a cross (†) each a “Significant Subsidiary.” Excluding the Significant Subsidiaries, the other Subsidiaries collectively accounted for less than 15% of the Company’s aggregate production for the year ended December 31, 2015. Complete and correct copies of the charters and the bylaws of the Company and its Significant Subsidiaries, as in effect as of the date hereof, and all amendments thereto have been delivered to the Representatives, and no changes therein will be made on or after the date hereof through and including the Closing Date or, if later, any Option Closing Date.

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(j)          The Shares have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and when paid for and delivered by the Company against payment therefor pursuant to this Agreement, will be validly issued, fully paid and non-assessable, free and clear of preemptive or similar rights.

(k)          This Agreement has been duly authorized, executed and delivered by the Company. When executed and delivered, this Agreement will conform in all material respects to the descriptions thereof in the Time of Sale Prospectus and the Prospectus.

(l)          Neither the Company nor any of the Subsidiaries is in breach or violation of or in default under (nor has any event occurred which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (A) its charter or bylaws or similar organizational documents, or (B)(i) the Credit Agreement, or (ii) any other indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which it is a party or by which it or any of its properties or assets may be bound or affected, or (C) any U.S. federal, state, local or foreign law, or (D) any rule or regulation of any U.S. federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or any self-regulatory organization or other non-governmental regulatory authority (collectively, a “Regulatory Authority”), or (E) any decree, judgment or order applicable to it or any of its properties or assets, except, in the case of clauses (B)(ii), (C), (D) and (E) above, for such breaches, violations or defaults as would not, individually or in the aggregate, (x) have a Material Adverse Effect, or (y) result in any material liability for any Underwriter.

(m)          The execution, delivery and performance of this Agreement, the issuance and sale of the Shares and the consummation of the transactions contemplated hereby do not and will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (or result in the creation or imposition of a lien, charge or encumbrance on any property or asset of the Company or any Subsidiary pursuant to) (A) the charter or bylaws or similar organizational document of the Company or any of the Subsidiaries, or (B)(i) the Credit Agreement, or (ii) any other indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound or affected, or (C) any U.S. federal, state, local or foreign law, or (D) any rule or regulation of any Regulatory Authority or (E) any decree, judgment or order applicable to the Company or any of the Subsidiaries or any of their respective properties or assets, except, in the case of clauses (B)(ii), (C), (D)and (E) above, for such breaches, violations or defaults as would not, individually or in the aggregate, (x) have a Material Adverse Effect, or (y) result in any material liability for any Underwriter

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(n)          Other than the approval of the TSX, no approval, authorization, license, registration, qualification, decree, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, NYSE MKT and the TSX), or approval of the stockholders of the Company, is necessary or required in connection with the issuance and sale of the Shares or the consummation by the Company of the transactions contemplated hereby, except for such approvals, authorizations, licenses, registrations, qualifications, decrees, consents or orders of or filings, the failure of which to obtain would not, individually or in the aggregate, have a Material Adverse Effect.

(o)          All of the issued shares of capital stock, limited liability company or other membership interests or other equity interests, as applicable, of each Subsidiary of the Company have been duly authorized and validly issued, are fully paid and non-assessable and (except for directors’ qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims other than (i) those described in or under agreements contemplated by the Time of Sale Prospects and the Prospectus, (ii) those provided in the Credit Agreement, or (iii) as would not reasonably be expected to have a Material Adverse Effect.

(p)          Except as described in the Time of Sale Prospectus and the Prospectus, (i) no person has the right, contractual or otherwise, to cause the Company to issue or sell to it any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, (ii) no person has any pre-emptive rights, resale rights, rights of first refusal or other rights to purchase any shares of Common Stock or shares of any other capital stock of or other equity interests in the Company and (iii) no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Securities; no person has the right, contractual or otherwise, to cause the Company to register under the Securities Act any shares of Common Stock or shares of any other capital stock of or other equity interests in the Company, or to include any such shares or interests in offering contemplated thereby.

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(q)          Each of the Company and the Subsidiaries has all necessary permits, licenses, authorizations, consents and approvals issued by the appropriate Regulatory Authorities and has made all necessary filings required under any applicable law, regulation or rule, and has obtained all necessary permits, licenses, authorizations, consents and approvals from other persons, in order to conduct their respective businesses as described in the Time of Sale Prospectus and the Prospectus, except as would not, individually or in the aggregate, to have a Material Adverse Effect. Neither the Company nor any of the Subsidiaries is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any such permit, license, authorization, consent or approval or any U.S. federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any of the Subsidiaries, except where such violation, default, revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.

(r)          Except as otherwise set forth in the Time of Sale Prospectus and the Prospectus, there are no actions, suits, proceedings, claims, investigations or inquiries pending or, to the Company’s knowledge, threatened or contemplated to which the Company or any of the Subsidiaries or any of their respective directors or officers is or would be a party or of which any of their respective properties or assets is or would be subject at law or in equity, before or by any Regulatory Authority, except any such action, suit, proceeding, claim, investigation or inquiry which, if resolved adversely to the Company or any Subsidiary, would not, individually or in the aggregate, have a Material Adverse Effect.

(s)          McDaniel & Associates Consultants Ltd. (“McDaniel”), which has evaluated the Company’s reserves data as at December 31, 2015, has represented to the Company that it is, and to the knowledge of the Company is, an independent petroleum engineering firm with respect to the Company in accordance with guidelines established by the Commission.

(t)          The oil and gas reserve estimates of the Company, including those of PetroLatina Energy Limited (“PetroLatina”), included or incorporated by reference in the Time of Sale Prospectus and the Prospectus have been prepared by independent reserve engineers in accordance with Commission guidelines or, in the case of the Form 51-101F1 in accordance with applicable Canadian Securities Laws, in all material respects applied on a consistent basis throughout the periods involved, and the Company has no reason to believe that such estimates do not fairly reflect the oil and gas reserves of the Company as of the dates indicated. Other than production of the reserves in the ordinary course of business, intervening product price fluctuations and as described in the Time of Sale Prospectus and the Prospectus, the Company is not aware of any facts or circumstances that would have a Material Adverse Effect on the reserves or the present value of future net cash flows therefrom as described in the Time of Sale Prospectus and the Prospectus.

(u)          Any and all operations of the Company and each of the Subsidiaries, and to the best of the Company’s knowledge, any and all operations by third parties on or in respect of the assets and properties of the Company and each of the Subsidiaries, have in all material respects been conducted in accordance with good oil and gas industry practice and in material compliance with applicable laws, rules, regulations, orders and directions of government and other competent authorities, except where the failure to so conduct operations would not have a Material Adverse Effect.

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(v)         Deloitte LLP, whose report on the consolidated financial statements of the Company is included or incorporated by reference in the Time of Sale Prospectus and the Prospectus, are independent registered public accountants as required by the Securities Act and by the rules of the Public Company Accounting Oversight Board.

(w)          BDO LLP, whose report on the consolidated financial statements of PetroLatina is included or incorporated by reference in the Time of Sale Prospectus and the Prospectus, is, to the knowledge of the Company, (i) an independent auditor with respect to PetroLatina within applicable rules and regulations of the AICPA and (ii) in compliance with the applicable requirements of the AICPA relating to the qualification of accountants.

(x)          The financial statements included or incorporated by reference in the Time of Sale Prospectus and the Prospectus, together with the related notes and schedules, present fairly, in all material respects, the consolidated financial position of the Company and the Subsidiaries as of the dates indicated and the consolidated results of operations, cash flows and changes in stockholders’ equity of the Company and its Subsidiaries for the periods specified and have been prepared in compliance with the requirements of the Securities Act and, except with respect to any financial statements included or incorporated by reference in the Time of Sale Prospectus and the Prospectus pursuant to Rule 3-05 of Regulation S-X with respect to the acquisition of PetroLatina, in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved; and the assumptions used in preparing the pro forma financial statements incorporated by reference in the Time of Sale Prospectus and the Prospectus provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts. The other financial and statistical data included in the Time of Sale Prospectus and the Prospectus are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Company. The Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Time of Sale Prospectus and the Prospectus. All disclosures included in the Time of Sale Prospectus and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G under the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable.

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(y)          Except as disclosed in the Time of Sale Prospectus and the Prospectus, each stock option granted under any stock option plan of the Company or any Subsidiary (each, a “Stock Plan”) was granted with a per share exercise price no less than the fair market value (as defined in the applicable Stock Plan) per share of Common Stock on the grant date of such option, and no such grant involved any “back-dating” or similar practice with respect to the effective date of such grant. Each such stock option (i) was granted in compliance with applicable law and with the applicable Stock Plan(s), (ii) was duly approved by the Board of Directors (or a duly authorized committee or other delegate thereof) of the Company or such Subsidiary, as applicable, and (iii) has been properly accounted for in the Company’s consolidated financial statements in accordance with GAAP and disclosed in the Time of Sale Prospectus and the Prospectus.

(z)          Except as disclosed in the Time of Sale Prospectus and the Prospectus, subsequent to the respective dates as of which information is given in the Time of Sale Prospectus and the Prospectus, there has not been, whether or not arising in the ordinary course of business, (i) any material adverse change, or any development involving a prospective material adverse change, in the business, properties, management, condition (financial or otherwise), liquidity or results of operations of the Company and the Subsidiaries taken as a whole (a “Material Adverse Change”), (ii) any transaction which is material to the Company and the Subsidiaries taken as a whole, (iii) any obligation or liability, direct or contingent (including any off-balance sheet obligations) incurred by the Company or any Subsidiary that is material to the Company and the Subsidiaries taken as a whole, (iv) any change in the capital stock of, or other equity interests in, or outstanding indebtedness of, the Company or any Subsidiaries or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of, or other equity interests in, the Company or any Subsidiary.

(aa)         [Reserved].

(bb)         The Company is not, and after giving effect to the offer and sale of the Shares and the application of the proceeds thereof as described under “Use of Proceeds” in the Registration Statement and Prospectus will not be, an “investment company”, as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

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(cc)         Except as otherwise set forth in the Time of Sale Prospectus and the Prospectus, or such as in the aggregate does not now cause or will in the future cause a Material Adverse Effect, the Company or one of its subsidiaries has title to or the irrevocable right to produce and sell its hydrocarbons (for the purposes of this clause, the foregoing are referred to as the “Company Interests”). Except as otherwise set forth in the Time of Sale Prospectus and the Prospectus, the Company represents and warrants that the Company Interests: (i) with respect to oil and gas properties underlying the Company’s estimates of its net proved oil and natural gas reserves contained or incorporated by reference in the Time of Sale Prospectus and the Prospectus, (A) such title, if any, is legal, good and defensible title in conformity with customary industry standards, free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and restrictions, except for liens, security interests, pledges, charges, encumbrances, mortgages and restrictions under operating agreements, unitization and pooling agreements, production sales contracts, farmout agreements and other oil and gas exploration participation and production agreements, in each case that secure payment of amounts not yet due and payable or other unmatured obligations and are of a scope and nature customary for the oil and gas industry or arise in connection with drilling and production operations, or (B) such rights, if any, are free and clear of encumbrances, adverse claims and any royalties, production payments, working interest reductions or other similar encumbrances, in each case that are not accurately reflected in the Summary Reserves Assessment and Evaluation Report included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, created by, through, or under the Company or any of its Subsidiaries, except arising out of (x) the Credit Agreement, or (y) those arising in the ordinary course of business of the Company, and the Company and its Subsidiaries hold the Company Interests under valid, subsisting, binding and enforceable leases, authorizations, concessions, concession agreements, contracts, subleases, reservations or other agreements, except where the failure to so hold would not have, individually or in the aggregate, a Material Adverse Effect and (ii) with respect to real and personal property other than that annexed to oil and gas interests, such title is free and clear of all material liens, security interests, pledges, charges, encumbrances, mortgages and restrictions. No real property owned, leased, licensed, or used by the Company lies in an area that is, or to the knowledge of the Company will be, subject to restrictions that would prohibit the continued effective ownership, leasing, licensing, exploration, development or production or use of such real property in the business of the Company as presently conducted or as the Time of Sale Prospectus and the Prospectus indicates the Company contemplates conducting, except as may be properly described in the Time of Sale Prospectus and the Prospectus, or such as in the aggregate would not reasonably be expected to result in a Material Adverse Effect. Except as disclosed in the Time of Sale Prospectus and the Prospectus, there are no defects, failures or impairments in the Company Interests to its oil and gas assets, whether or not an action, suit, proceeding or inquiry is pending or threatened and whether or not discovered by any third party, which individually or in the aggregate would have (A) a Material Adverse Effect or (B) a material adverse effect on: (x) the quantity and pre-tax present worth values of the oil and natural gas reserves of the Company shown in the Reserves Assessment, (y) the current production of the Company and its subsidiaries taken as a whole, or (z) the current cash flow of the Company and its subsidiaries taken as a whole.

(dd)         Each of the Company and the Subsidiaries owns, licenses or otherwise has the right to use all inventions, patent applications, patents, trademarks (both registered and unregistered), trade names, service names, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), copyrights, service marks and other intellectual property as described in the Time of Sale Prospectus and the Prospectus or which is necessary for the conduct of, or material to, its business (collectively, the “Intellectual Property”), and the Company is unaware of any claim to the contrary or any challenge by any other person to the rights of the Company or any of the Subsidiaries with respect to the Intellectual Property, except in each case as would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any of the Subsidiaries has infringed or is infringing the intellectual property of a third party, and neither the Company nor any Subsidiary is subject to any pending claim, or aware of any threatened or contemplated claim, by a third party to the contrary, except as would not, individually or in the aggregate, have a Material Adverse Effect.

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(ee)         Except for matters which would not, individually or in the aggregate, have a Material Adverse Effect, (i) there is (A) no unfair labor practice complaint pending or, to the Company’s knowledge, threatened or contemplated against the Company or any of the Subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or, to the Company’s knowledge, threatened or contemplated, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Company’s knowledge, threatened or contemplated against the Company or any of the Subsidiaries and (C) no union representation dispute currently existing concerning the employees of the Company or any of the Subsidiaries, (ii) to the Company’s knowledge, no union organizing activities are currently taking place concerning the employees of the Company or any of the Subsidiaries and (iii) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations promulgated thereunder concerning the employees of the Company or any of the Subsidiaries.

(ff)         Except as would not, individually or in the aggregate, have a Material Adverse Effect: (i) the Company and its Subsidiaries and their respective properties, assets and operations are in compliance with, and the Company and each of its Subsidiaries hold and are in compliance with the requirements of all permits, authorizations and approvals required under any applicable federal, state, local or foreign law, statute, ordinance, rule, regulation, order, decree, judgment, or injunction, relating to the protection of occupational health and safety, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials (as defined below) (“Environmental Law”); and (ii) neither the Company nor any of its Subsidiaries (a) has agreed to assume, undertake or provide indemnification for any liability of any other person, (b) is conducting or paying for, in whole or part, any investigation, remediation or corrective action at any location, or (c) incurred any costs or liabilities, in each case relating to any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any flammable explosives, radioactive materials, toxic chemicals, pollutants, contaminants, hazardous or toxic substances or wastes, petroleum or petroleum products, asbestos-containing materials or mold or any other hazardous materials as defined or regulated by or which may give rise to liability under any applicable law (“Hazardous Materials”). Except as would not result in monetary sanctions over $100,000, neither the Company nor any of its Subsidiaries: (a) is the subject of any pending or, to the Company’s knowledge, threatened investigation, (b) has received any notice or claim, (c) is a party to or affected by any pending or, to the Company’s knowledge, threatened action, suit or proceeding, or (d) is bound by any judgment, decree or order, in each case relating to any Environmental Law or release or threatened release of any Hazardous Materials. The Company and each of the Subsidiaries hold all material licenses, permits and approvals required under any Environmental Laws in connection with the operation of their businesses and the ownership and use of their assets, all such licenses, permits and approvals are in full force and effect, and except for notifications in the ordinary course of business and conditions of general application to assets of reclamation obligations under environmental protection legislation in any other jurisdiction in which they conduct their business, neither the Company nor any of the Subsidiaries has received any notification pursuant to any Environmental Law that any work, repairs, constructions or capital expenditures are required to be made by it as a condition of continued compliance with any Environmental Law, or any license, permit or approval issued pursuant thereto, or that any license, permit or approval referred to above is about to be reviewed, made subject to limitations or conditions, revoked, withdrawn or terminated, except as would not, individually or in the aggregate, have a Material Adverse Effect. There are no past, present or, to the Company’s or Subsidiaries’ knowledge, reasonably anticipated future events, conditions, circumstances, activities, practices, actions, omissions or plans that would reasonably be expected to have a material effect on capital expenditures, earnings or competitive position of the Company or any of its Subsidiaries under, or to interfere with or prevent compliance by the Company or any of its Subsidiaries with, any Environmental Law. In the ordinary course of their business, the Company and each of the Subsidiaries conduct periodic reviews of the effect of the Environmental Laws on their respective properties, assets and operations, in the course of which they identify and evaluate associated costs and liabilities (including, without limitation, any capital or operating expenditures required for cleanup, closure of properties or compliance with the Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties).

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(gg)         All tax returns required to be filed by the Company or any of the Subsidiaries have been timely filed, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities, have been timely paid, other than those being contested in good faith or those that would not, individually or in the aggregate, have a Material Adverse Effect.

(hh)         As at the date hereof the Company is not aware of any material contingent tax liability that is not properly accounted for in accordance with GAAP of the Company or any of the Subsidiaries and the Company is not aware of any grounds which will prompt a reassessment.

(ii)         Except as disclosed in the Time of Sale Prospectus or the Prospectus, neither the Company nor any of the Subsidiaries is a party to or bound by any agreement of guarantee, indemnification (other than an indemnification of directors and officers in accordance with the by-laws of the Company or any of the Subsidiaries and applicable law and other rights of indemnification or guarantees granted under registrar and transfer agency agreements, agency or underwriting agreements, financial and strategic advisory agreements, confidentiality agreements, to the Company’s bankers or pursuant to operating agreements, sale agreements or similar agreements in the ordinary course of business) or any other like commitment of the obligations, liabilities (contingent or otherwise) or indebtedness of any other person.

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(jj)         The Company and each of the Subsidiaries maintain insurance covering their respective properties, assets, operations, personnel and businesses as the Company reasonably deems adequate. Such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect the Company and the Subsidiaries and their respective properties, assets, operations, personnel and businesses in all material respects. All such insurance is, to the Company’s knowledge, fully in force. Neither the Company nor any Subsidiary has reason to believe that it will not be able to renew any such insurance as and when such insurance expires.

(kk)         Except as otherwise set forth in the Time of Sale Prospectus and the Prospectus, neither the Company nor any Subsidiary has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or other documents referred to or described in the Time of Sale Prospectus or the Prospectus, or referred to or filed as an exhibit to any Incorporated Document, and no such termination or non-renewal has been threatened by the Company or any Subsidiary or, to the Company’s knowledge, any other party to any such contract or other document.

(ll)         The Company and each of the Subsidiaries maintain effective internal control over financial reporting (as defined in Rules 13a-15 and 15d-15 under the Exchange Act), and a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Time of Sale Prospectus and the Prospectus, if any, fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. The Company’s independent registered public accountants and the Audit Committee of the Board of Directors of the Company have been advised of (i) all significant deficiencies and material weaknesses, if any, in the design or operation of the Company’s internal control over financial reporting (whether or not remediated) and (ii) all fraud, if any, whether or not material, that involves management or other employees who have a role in the Company’s internal control over financial reporting. All material weaknesses and unremediated significant deficiencies, if any, in the Company’s internal control over financial reporting are disclosed in the Time of Sale Prospectus and the Prospectus. Since the end of the Company’s most recent audited fiscal year, except as disclosed in the Time of Sale Prospectus and the Prospectus, there have not been any changes in the Company’s internal control over financial reporting that have materially affected, or are reasonably likely to materially affect, the Company’s internal control over financial reporting

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(mm)         The Company and each of the Subsidiaries maintain effective disclosure controls and procedures (as defined in Rules 13a-15 and 15d-15 under the Exchange Act) designed to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time period specified in the Commission’s rules and forms, and is accumulated and communicated to management of the Company, including its principal executive officer and its principal financial officer, as appropriate, to allow timely decisions regarding disclosure.

(nn)         Except as disclosed in the Time of Sale Prospectus and the Prospectus, neither the Company nor any of the Subsidiaries has any loans or other indebtedness outstanding which have been made to or from any of its shareholders, officers, directors or employees or any other person not dealing at arm’s length with the Company or any of the Subsidiaries that are currently outstanding in amounts exceeding $500,000, other than any loans of other indebtedness between the Company and any of its Subsidiaries or between any such Subsidiaries.

(oo)         No officer, director, employee or any other individual (other than the Company or any of its Subsidiaries or as disclosed in the Time of Sale Prospectus and the Prospectus) not dealing at arm’s length with the Company or any of the Subsidiaries or, to the knowledge of the Company, any “associate” or “affiliate” (as such terms are defined in the Securities Act (Alberta)) of any such individual, owns, has or is entitled to any royalty, net profits interest, carried interest or any other encumbrances or claims of any nature whatsoever which are based on production from the properties or assets of the Company and the Subsidiaries (taken as a whole) or any revenue or rights attributed thereto.

(pp)         The Company, the Subsidiaries and the Company’s directors and officers are each in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission and NYSE MKT promulgated thereunder and with all applicable Canadian Securities Laws and the rules and regulations of the TSX.

(qq)         The Company is a “reporting issuer” in each of the provinces of Canada within the meaning of applicable Canadian Securities Laws, and is not in material default of any requirement in relation thereto.

(rr)         Neither the Company nor, to its knowledge, having conducted no inquiry, any of its shareholders is a party to any unanimous shareholders agreement, pooling agreement, and, voting trust (with respect to any voting trust, other than as disclosed in the Time of Sale Prospectus and the Prospectus) or other similar type of arrangements in respect of outstanding securities of the Company.

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(ss)         None of the Canadian Securities Commissions has issued any order: (A) requiring trading in any of the Company’s securities to cease, (B) preventing or suspending the use of the Time of Sale Prospectus or the Prospectus, or (C) preventing the distribution of the Shares in any province of Canada. The Company has not been informed that any such proceedings have been instituted for that purpose and, to the knowledge of the Company, no such proceedings are pending or contemplated.

(tt)         Each forward-looking statement contained in the Time of Sale Prospectus and the Prospectus has been made or reaffirmed by the Company with a reasonable basis and in good faith.

(uu)         All statistical or market-related data included in the Time of Sale Prospectus and the Prospectus are based on or derived from sources that the Company reasonably believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required.

(vv)         None of the Company, any of the Subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of the Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”) or the Corruption of Foreign Public Officials Act (Canada), as amended (the “CFPOA”). The Company, the Subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and the CFPOA, when applicable, and have instituted and maintain policies and procedures designed to ensure, and reasonably expected to ensure, continued compliance therewith.

(ww)         The operations of the Company and the Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Regulatory Authority (collectively, the “Money Laundering Laws”). No action, suit or proceeding by or before any court or Regulatory Authority involving the Company or any of the Subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened or contemplated.

(xx)        None of the Company, any of the Subsidiaries, or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of the Subsidiaries is currently subject to or the target of any sanctions administered or enforced by the United States Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), the United Nations Security Council, the European Union, Her Majesty’s Treasury or any other relevant sanctions authority (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject of Sanctions. The Company will not directly or indirectly use the proceeds from its sale of Shares contemplated hereby, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity, to fund any activities of or business with any person or entity, or in any country or territory, that is then the subject of Sanctions or in any other manner that will result in a violation of Sanctions by any person or entity.

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(yy)         No Subsidiary is currently prohibited, directly or indirectly, from paying any dividends or making other distributions to the Company, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s properties or assets to the Company or any other Subsidiary of the Company, except, in each case, as described in the Time of Sale Prospectus and the Prospectus.

(zz)         The issuance and sale of the Shares will not cause any holder of any shares of capital stock, securities convertible into or exchangeable or exercisable for capital stock or options, warrants or other rights to purchase capital stock or any other securities of the Company to have any right to acquire any shares of capital stock of the Company.

(aaa)        Except pursuant to this Agreement, neither the Company nor any of the Subsidiaries has incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or by the Prospectus.

(bbb)        Neither the Company nor any of its Subsidiaries nor any of their respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(ccc)        Any certificate signed by an officer of the Company or any of its Subsidiaries and delivered to the Underwriters or to counsel for the Underwriters pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby as of the date or dates indicated in such certificate.

2.          Agreements to Sell and Purchase.

(a)          On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions hereinafter stated, the Company hereby agrees to sell to the several Underwriters, and each Underwriter agrees, severally and not jointly and not jointly and severally, to purchase from the Company the respective number of Firm Shares set forth in Schedule I hereto opposite its name at a purchase price of $2.88 per share (the “Purchase Price”). The Company also hereby agrees to pay the commission per Share set forth on Schedule II hereto.

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(b)          On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company hereby agrees to sell to the several Underwriters up to 6,500,250 Additional Shares set forth in Schedule I hereto and the Underwriters shall have the right to purchase, severally and not jointly and not jointly and severally, such Additional Shares at the Purchase Price. You may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice by the Representatives to the Company (with a courtesy copy to Vinson & Elkins LLP, Attn: James M. Prince and Doug E. McWilliams) not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least two business days after the written notice is given and may not be earlier than the closing date for the Firm Shares nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 4 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly and not jointly and severally, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

(c)          Beginning on the date hereof and ending on, and including, the date that is 90 days after the date of the Prospectus (the “Lock-Up Period”), without the prior written consent of the Representatives, the Company hereby agrees that it will not (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any Common Stock or any other securities of the Company that are substantially similar to Common Stock, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock or any other securities of the Company that are substantially similar to Common Stock, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii), except, in each case, for (A) the offer and resale of the Shares as contemplated by this Agreement, (B) issuances of Common Stock upon the exercise of options or warrants, exchange of exchangeable securities or the conversion of convertible securities disclosed as outstanding in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (C) the issuance of employee stock options or other equity awards not exercisable or vesting during the Lock-Up Period pursuant to stock option plans described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (D) the filing of any registration statement on Form S-8 to register Common Stock, or securities exercisable or exchangeable into Common Stock, reserved for issuance under the Company’s equity compensation plans, or (E) the issuance, or the entry into an agreement to issue, shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock as consideration for any merger or acquisition made by the Company or any of its subsidiaries.

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3.          Terms of Public Offering. The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon as in your judgment is advisable. The Company is further advised by you that the Shares are to be offered to the public initially at $ 3.00 per share (the “Public Offering Price”).

4.          Payment and Delivery. Payment for the Firm Shares to be sold shall be made to the Company in Federal or other funds immediately available in the City of Calgary against delivery of such Firm Shares for the respective accounts of the several Underwriters, at the offices of Davis Polk & Wardwell LLP, or at such other place as shall be agreed upon by you and the Company, at 8:00 a.m., New York City time, on November 29, 2016, or at such other time on the same or such other date, not later than December 2, 2016, as shall be designated in writing by you. The time and date of such payment are referred to herein as the “Closing Date.”

Payment for any Additional Shares shall be made to the Company, or its designee, in Federal or other funds immediately available in the City of Calgary against delivery of such Additional Shares for the respective accounts of the several Underwriters, at the offices of Davis Polk & Wardwell LLP, or at such other place as shall be agreed upon by you and the Company, at 8:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 2 or at such other time on the same or on such other date, in any event not later than December 26, 2016, as shall be designated in writing by you.

The Firm Shares and Additional Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and Additional Shares shall be delivered to you on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, against payment of the Purchase Price therefor.

5.          Conditions to the Underwriters’ Obligations. The obligations of the Company to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date or Option Closing Date, as applicable, are subject to the conditions that (i) the representations and warranties of the Company contained herein are true and correct as of the Closing Date or Option Closing Date, as applicable, and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement are true and correct on the Closing Date or Option Closing Date, as applicable and (ii) the Company has complied in all material respects with all of the agreements and satisfied all of the conditions on their respective parts to be performed or satisfied hereunder.

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The several obligations of the Underwriters are subject to the following further conditions:

(a)          No event or condition of a type described in Section 1(z) hereof shall have occurred or shall exist, which event or condition is not described in the Time of Sale Prospectus (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Underwriters makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or, if applicable, on the Option Closing Date on the terms and in the manner contemplated by this Agreement, the Time of Sale Prospectus and the Prospectus.

(b)          On the Closing Date, the Underwriters shall have received the favorable written opinion or opinions of Vinson & Elkins LLP, counsel to the Company, dated such date, to the effect set forth in Exhibit B hereto and to such further effect as the Underwriters may reasonably request.

(c)          On the Closing Date, the Underwriters shall have received the favorable written opinion or opinions of Stikeman Elloit LLP, Canadian counsel to the Company, dated such date, to the effect set forth in Exhibit C hereto and to such further effect as the Underwriters may reasonably request.

(d)          On the Closing Date, the Underwriters shall have received the favorable written opinion or opinions of David Hardy, general counsel to the Company, dated such date, to the effect set forth in Exhibit D hereto and to such further effect as the Underwriters may reasonably request.

(e)          On the Closing Date, the Underwriters shall have received the favorable written opinion and negative assurances letter of Davis Polk & Wardwell LLP, counsel to the Underwriters, dated such date, with respect to such matters as the Underwriters may reasonably request. In giving such opinion or opinions, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the laws of the State of New York, the Delaware General Corporation Law and the federal securities laws of the United States, upon the opinions of counsel satisfactory to the Underwriters. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Company and the Subsidiaries and certificates of public officials.

(f)          On the date of this Agreement, the Underwriters shall have received a letter from Deloitte LLP, independent registered public accountants for the Company, dated such date, in form and substance satisfactory to the Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and other financial information included or incorporated by reference in the Time of Sale Prospectus and the Prospectus or any amendment or supplement thereto.

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(g)          On the date of this Agreement, the Underwriters shall have received a letter from BDO LLP, accountants for PetroLatina, dated such date, in form and substance satisfactory to the Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and other financial information included or incorporated by reference in the Time of Sale Prospectus and the Prospectus or any amendment or supplement thereto.

(h)          On the Closing Date, the Underwriters shall have received from Deloitte LLP a letter, dated such date, to the effect that they reaffirm the statements made in the letter furnished pursuant to Section 5(f) hereof, except that the specified date referred to shall be a date not more than three business days prior to the Closing Date.

(i)          On the Closing Date, the Underwriters shall have received from BDO LLP a letter, dated such date, to the effect that they reaffirm the statements made in the letter furnished pursuant to Section 5(g) hereof, except that the specified date referred to shall be a date not more than three business days prior to the Closing Date.

(j)          On the date of this Agreement, the Underwriters shall have received a letter from McDaniel, dated such date, in form and substance satisfactory to the Underwriters, containing statements and information of the type ordinarily included in reserve engineers “comfort letters” to underwriters with respect to reserve information included or incorporated by reference in the Time of Sale Prospectus and the Prospectus or any amendment or supplement thereto.

(k)          On the Closing Date, the Underwriters shall have received from McDaniel a letter, dated such date, to the effect that they reaffirm the statements made in the letter furnished pursuant to Section 5(j) hereof, except that the specified date referred to shall be a date not more than three business days prior to the Closing Date.

(l)          On the Closing Date, there shall not have been, since the date of the latest audited financial statements included in the Time of Sale Prospectus and the Prospectus or since the respective dates as of which information is given in the Time of Sale Prospectus and the Prospectus, any Material Adverse Change, and the Underwriters shall have received a certificate of the Chief Executive Officer or President of the Company and of the Chief Financial Officer or Chief Accounting Officer of the Company, dated such date, to the effect set forth in Exhibit E hereto.

(m)           The Company will deliver to the Underwriters a certificate of its Chief Financial Officer dated, respectively, the date of this Agreement and the Closing Date, as the case may be, in the form attached as Exhibit F hereto.

(n)          [Reserved].

(o)          The Underwriters shall have received on and as of the the Closing Date or, upon the Representatives’ request, the Option Closing Date as the case may be, satisfactory evidence of the good standing of the Company and those Subsidiaries designated with an asterisk (*) on Schedule III in their respective jurisdictions of organization in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

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(p)          No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, at the Closing Date and, if applicable, at the Option Closing Date, prevent the issuance or sale of the Shares; and no injunction or order of any federal, state or foreign court shall have been issued that would, at the Closing Date and, if applicable, at the Option Closing Date, prevent the issuance or sale of the Shares.

(q)          The Shares shall have been made eligible for clearance and settlement through The Depository Trust Company.

(r)          In the event that the Underwriters exercise their option to purchase all or any portion of the Additional Shares, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company or any of its Subsidiaries pursuant to the provisions hereof shall be true and correct as of each Option Closing Date and, at the relevant Option Closing Date, the Representatives shall have received:

(i)          The favorable written opinion or opinions of Vinson & Elkins LLP, counsel to the Company, dated such Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(b) hereof.

(ii)         The favorable written opinion or opinions of Stikeman Elliott LLP, Canadian counsel to the Company, dated such Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(c) hereof.

(iii)        The favorable written opinion or opinions of David Hardy, general counsel to the Company, dated such Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(d) hereof.

(iv)        The favorable written opinion and negative assurances letter of Davis Polk & Wardwell LLP, counsel to the Underwriters, dated such Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(e) hereof.

(v)         A letter from Deloitte LLP, in form and substance satisfactory to the Underwriters and dated such Option Closing Date, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 5(f) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Option Closing Date.

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(vi)        A letter from BDO LLP, in form and substance satisfactory to the Underwriters and dated such Option Closing Date, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 5(g) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Option Closing Date.

(vii)       A letter from McDaniel, in form and substance satisfactory to the Underwriters and dated such Option Closing Date, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 5(j) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Option Closing Date.

(viii)      A certificate, dated such Option Closing Date, of the Chief Executive Officer or President of the Company and of the Chief Financial Officer or Chief Accounting Officer of the Company confirming that the certificate delivered on the Closing Date pursuant to Section 5(l) hereof remains true and correct as of such Option Closing Date.

(ix)         A certificate, dated such Option Closing Date, of the Chief Financial Officer of the Company confirming that the certificate delivered at the Closing Date pursuant to Section 5(m) hereof remains true and correct as of such Option Closing Date.

(s)          On the Closing Date and each Option Closing Date, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to render the opinions or make the statements requested by the Underwriters, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the covenants, obligations or conditions, contained herein.

(t)          The Firm Shares to be sold at Closing shall have been approved for listing on NYSE, subject only to official notice of issuance and evidence of satisfactory distribution, and conditionally approved for listing and posting for trading on the TSX, subject only to the satisfaction by the Company of customary conditions imposed by the TSX in similar circumstances.

(u)          If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement or, in the case of any condition to the purchase of Additional Shares on an Option Closing Date subsequent to the Closing Date, the obligations of the several Underwriters to purchase such Additional Shares may be terminated by the Representatives by notice to the Company at any time at or prior to the Closing Date or such Option Closing Date, as the case may be, and any such termination shall be without liability of any party to any other party except the provisions of Sections 1, 7, 9, 15, 18 and 20 hereof shall remain in full force and effect notwithstanding such termination.

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6.          Covenants of the Company. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

(a)          To furnish to you, (i) without charge, six conformed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto); provided that any such document’s availability on EDGAR or SEDAR (or, in each case, any successor thereto) shall satisfy the foregoing requirements and (ii) in New York City, Calgary, Toronto or such other cities as you may reasonably request directly (including with respect to the Canadian Final Prospectus in the English and French languages), without charge, prior to 12:00 p.m. Eastern Time on the business day next succeeding the date of this Agreement or the date of filing thereof (in the case of the Canadian Final Prospectus) and during the period mentioned in Section 6(e) or 6(f) below, as many commercial copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or the Registration Statement as you may reasonably request.

(b)          Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c)          To furnish to you a copy of each proposed Issuer Free Writing Prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed Issuer Free Writing Prospectus to which you reasonably object.

(d)          Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e)          If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with the Securities Act or the Exchange Act, as applicable, and the rules and regulations promulgated thereunder, or Canadian Securities Laws, forthwith to prepare, file with the Commission and the Canadian Securities Commissions, in each case, to the extent required by law and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with such applicable law.

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(f)          The Company will prepare the Canadian Final Prospectus in accordance with the MJDS Rule in a form reasonably approved by the Underwriters, and will file the Canadian Final Prospectus with the Reviewing Authority as soon as possible but not later than 12:00 p.m. Eastern Time on the third business day next succeeding the date of this Agreement.

(g)          If, during such period after the first date of the public offering of the Shares (or the filing of a Canadian Preliminary Prospectus) as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with the Securities Act or the Exchange Act, as applicable, and the rules and regulations promulgated thereunder, or Canadian Securities Laws, forthwith to prepare, file with the Commission and the Canadian Securities Commissions, in each case, to the extent required by law, and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with such applicable law.

(h)          To endeavor to qualify the Shares for offer and sale under the securities or blue sky laws of such jurisdictions (that are required for the offer and sale) as you shall reasonably request, provided that, in connection therewith, the Company shall not be required to (i) qualify as a foreign corporation in any jurisdiction in which it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject.

(i)          To make generally available to the Company’s shareholders and the Representatives as soon as practicable an earnings statement that will satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

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(j)          To use its best efforts to have the Shares accepted or approved, as the case may be, for listing on NYSE in United States and the TSX in Canada.

(k)          To apply the net proceeds from the sale of the Shares as described in each of the Time of Sale Prospectus and the Prospectus under the heading “Use of Proceeds.”

(l)          To not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Common Stock.

7.          Expenses.

(a)          Whether or not the transactions contemplated in this Agreement are consummated, the Company agrees to pay or cause to be paid all expenses incident to the performance of the Company’s obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel, the Company’s accountants and the Company’s reserves evaluators in connection with the registration, qualification and delivery of the Shares under the Securities Act and Canadian Securities Laws and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and supplements to any of the foregoing, including all printing and translation costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other similar taxes (including stamp duty taxes) payable thereon, (iii) the cost of printing or producing any blue sky memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state and Canadian provincial securities laws as provided in Section 6(h) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the blue sky memorandum, (iv) all filing fees incident to, and the reasonable and documented fees and disbursements of counsel to the Underwriters in an amount not to exceed $10,000, incurred in connection with the review and qualification of the offering of the Firm Shares by the FINRA, (v) all costs and expenses incident to listing the Shares on the NYSE MKT and the TSX, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, if any, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (ix) all out-of-pocket costs of the Underwriters (including the fees and disbursements of Underwriters’ counsels in excess of CAD$250,000), including all expenses incurred by the Underwriters in connection with the road show presentations, and (x)  all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section 7. It is understood, however, that, except as provided in this Section 7, and Sections 10, 11 and 14 hereof, the Underwriters will pay all stock transfer taxes on resale of any of the Shares by them.

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(b)          If the third anniversary of the initial effective date of the Registration Statement occurs before all the Shares have been sold by the Underwriters, prior to the third anniversary to file a new shelf registration statement and to take any other action necessary to permit the public offering of the Shares to continue without interruption; references herein to the Registration Statement shall include the new registration statement declared effective by the Commission.

8.          Covenants of the Underwriters.

(a)          Each Underwriter severally covenants with the Company that, without the prior consent of the Company and the Representatives, it has not made and will not take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of or used or referred to by such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of such Underwriter; any such free writing prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule II hereto.

(b)          The Underwriters will be permitted to appoint, at their sole expense, other registered dealers or brokers as their agents to assist in the distribution of the Shares in the provinces of Canada (a “Selling Firm”). The Underwriters shall, and shall require any Selling Firm to, comply with Canadian Securities Laws in connection with the distribution of the Shares and offer the Shares for sale only in the provinces of Canada directly and through duly appointed Selling Firms upon the terms and conditions set forth in the Prospectus and this Agreement. The Underwriters shall, and shall require any Selling Firm to agree to, offer for sale and sell the Shares only in those jurisdictions where they may be lawfully offered by the Underwriters for sale or sold. Without limiting the generality of the foregoing, no Shares will be offered for sale or sold in any province of Canada by any Canadian Underwriter (as defined below) or any Selling Firm unless such Canadian Underwriter or Selling Firm is duly registered as a dealer under Canadian Securities Laws of such province in a category that permits the trade. For the purposes of this Section 8, the Underwriters shall be entitled to assume that the Shares are qualified for distribution in each of the provinces of Canada. For the avoidance of doubt, Natixis Securities Americas LLC is not acting as an underwriter of the Shares in any province of Canada and no action on the part of Natixis Securities Americas LLC in its capacity as an underwriter of the offering of Shares in the United States will create any impression or support any conclusion that the firm is acting as a Canadian Underwriter of the Shares in any province of Canada.

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(c)          The obligations of the Underwriters under this Agreement are several and not joint and several, and no Underwriter will be liable for an act, omission, default or conduct by any other Underwriter or any Selling Firm appointed by any other Underwriter.

(d)          The Underwriters that are designated as “Canadian Underwriters” on Schedule I hereto (the “Canadian Underwriters”) shall use their commercially reasonable efforts to complete, and to cause each Selling Firm to complete, the distribution of the Shares as promptly as possible after the Closing Date, and shall, and shall cause each Selling Firm to, after the Closing Date, give prompt written notice to the Company when, in the opinion of the Canadian Underwriters, they have completed distribution of the Shares in the provinces of Canada, including notice of the total proceeds realized or number of Shares sold in each of the provinces of Canada and any other jurisdiction.

9.          Indemnity and Contribution.

(a)          The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act and each Underwriter’s directors, officers and employees (the “Underwriter Indemnified Parties”), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by:

(i)          any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any Time of Sale Prospectus, the Canadian Final Prospectus, any Issuer Free Writing Prospectus (taken together with the Time of Sale Prospectus), any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act (taken together with the Time of Sale Prospectus), or the Prospectus or any amendment or supplement thereto;

(ii)         in the case of the Registration Statement or any amendment thereof, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading;

(iii)        in the case of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the Canadian Final Prospectus, any Issuer Free Writing Prospectus (taken together with the Time of Sale Prospectus), any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act (taken together with the Time of Sale Prospectus), or the Prospectus or any amendment or supplement thereto, (A) any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading in light of the circumstances under which they were made or (B) any “misrepresentation” or alleged “misrepresentation” as defined under Canadian Securities Laws;

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(iv)        any order or any inquiry, investigation or proceeding announced, instituted or threatened by any court, securities regulatory authority, stock exchange or by any other competent authority naming an Underwriter as a party, based upon any untrue statement, omission or misrepresentation or alleged untrue statement, omission or misrepresentation in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, Canadian Final Prospectus, any Issuer Free Writing Prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or the Prospectus or any amendment or supplement thereto;

(v)         any breach or default under any representation, warranty, covenant or agreement of the Company in this Agreement to or with the Underwriters; or

(vi)        the Company failing to comply with any requirement of any securities laws relating to the offering of the Shares.

except, in each case, insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission relating to Underwriters’ Disclosure;

(b)          Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the directors, officers, and employees of the Company, and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) described in the indemnity contained in subsection (a) of this Section 9, as incurred, but only with respect to untrue statements or omissions or alleged untrue statements or omissions made in the Registration Statement or any amendment thereof, any Time of Sale Prospectus, the Canadian Final Prospectus, any Issuer Free Writing Prospectus, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or the Prospectus or any amendment or supplement thereto, with reference to information in reliance upon and in conformity with the Underwriters’ Disclosure.

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(c)          In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 9(a) or 9(b), such person (the “indemnified party”) shall promptly notify, in writing, the person against whom such indemnity may be sought (the “indemnifying party”) (but the failure to so notify an indemnifying party shall not relieve such indemnifying party from its obligations hereunder to the extent it was not materially prejudiced as a result thereof and in any event shall not otherwise relieve it from any liability that it may have otherwise than on account of this indemnity agreement), and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay fees and disbursements of such counsel, calculated on a solicitor and his own client basis, related to such proceeding (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below). In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriter Indemnified Parties and (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by the Representatives. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

(d)          Notwithstanding the foregoing, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this paragraph, such indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 45 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity or contribution could have been sought hereunder by such indemnified party, unless such settlement (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (y) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

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(e)          To the extent the indemnification provided for in Section 9(a) or 9(b) is unavailable for any reason or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the aggregate amount of such losses, liabilities claims, damages or expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not available for any reason, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions that resulted in such losses, liabilities claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Shares (before deducting expenses) received by each of the Company, on the one hand, and the total underwriting commissions received by the Underwriters, on the other hand, in each case as set forth in the table on the cover of the Time of Sale Prospectus and the Prospectus, bear to the aggregate Public Offering Price of the Shares.

The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or by the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.

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(f)          The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(e). The aggregate amount of losses, liabilities, claims, damages or expenses incurred by an indemnified party referred to in Section 9(e) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing or defending any such action or claim. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which total underwriting discounts and commissions received by it exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act or Canadian common law or civil law, as applicable) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity. The Underwriters’ respective obligations to contribute pursuant to this Section 9 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

(g)          The indemnity and contribution provisions contained in this Section 9 and the representations, warranties and other statements of the Company and the Underwriters contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or the Company and (iii) acceptance of and payment for any of the Shares.

10.         Termination.

(a)          In addition to any other remedies which may be available to the Underwriters, the Representatives on behalf of the Underwriters shall be entitled to terminate and cancel their obligations under this Agreement, by notice given to the Company, if, after the execution and delivery of this Agreement and prior to the Closing Date: (i) any inquiry, investigation or other proceeding is commenced or any order is issued under or pursuant to any statute of the United States, Canada or of any state, province thereof or otherwise (other than an inquiry, investigation, proceeding or order based upon the activities or alleged activities of the Underwriters or the Selling Firms), or there is any change of law, or the interpretation or administration thereof, which in the reasonable opinion of the Representatives operates to prevent or restrict the trading or the distribution of the Shares, (ii) there shall occur or be discovered by the Representatives any material adverse change in the financial condition, assets, liabilities, business, affairs or operations of the Company and its subsidiaries (taken as a whole), which, in the Underwriters’ reasonable opinion, could reasonably be expected to have a significant adverse effect on the market price or value of the Shares, (iii) there shall occur or have been announced any change or proposed change in the federal income tax laws of Canada or the United States, the regulations thereunder, current administrative decisions or practices or court decisions, any other applicable rules or the interpretation or administration thereof which, in any such case, in the Representatives’ reasonable opinion, could be expected to have a significant adverse effect on the market price or value of the Shares, (iv) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, Nasdaq or the TSX, (v) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (vi) a material disruption in commercial banking or securities settlement, payment or clearance services in the United States or Canada shall have occurred, (vii) any moratorium on commercial banking activities shall have been declared by Federal, New York State or Canadian authorities or (viii) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets, currency exchange rates or controls or any calamity or crisis that, in the Representatives’ judgment, is material and adverse and which, singly or together with any other event specified in this clause (viii), makes it, in the Representatives’ judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

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(b)          If the Underwriters terminate their obligations hereunder pursuant to this Section 10, the Company’s only obligation to the Underwriters hereunder shall be limited to the Company’s obligations under Section 9 and payment of expenses referred to in Section 7 hereof.

11.         Reliance on the Representatives. All steps or other actions which must or may be taken by the Underwriters in connection with this Agreement shall be taken by the Representatives, with the exception of matters contemplated by Sections 2, 9, and 12 on the Underwriters’ behalf, and the execution of this Agreement by the Underwriters shall constitute the authority of the Company for accepting notification of any such steps or other actions from the Representatives.

12.         Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

(a)          If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 12 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, (i) any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date and (ii) arrangements satisfactory to you and the Company for the purchase of such Firm Shares are not made within 24 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

35

(b)          If any Underwriter defaults pursuant to this Section 12, the Company shall not be obligated to reimburse such defaulting Underwriter for its out-of-pocket expenses.

13.         Relationship with TMX Group Limited. Scotia Capital Inc. or an affiliate thereof owns or controls an equity interest in TMX Group Limited (the “TMX Group”) and has a nominee director serving on the TMX Group’s board of directors. As such, such investment dealer may be considered to have an economic interest in the listing of securities on any exchange owned or operated by TMX Group, including the TSX, the TSX Venture Exchange and the Alpha Exchange (each a “TMX Exchange”). No person or company is required to obtain products or services from TMX Group or its affiliates as a condition of any such dealer supplying or continuing to supply a product or service. Scotia Capital Inc. does not require the Company to list securities on any TMX Exchange as a condition of supplying or continuing to supply underwriting and/or any other services, including any services provided pursuant to the terms hereof.

14.         Entire Agreement. This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company and the Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

15.         Submission to Jurisdiction. The Underwriters and the Company irrevocably submit to the non-exclusive jurisdiction of any New York State or United States Federal court sitting in The City of New York over any suit, action or proceeding arising out of or relating to this Agreement, the Prospectus, the Registration Statement, or the offering of the Shares. The Underwriters and the Company irrevocably waive, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum.

36

The Company acknowledges that in connection with the offering of the Shares to be sold by such party: (i) the Underwriters have acted at arm’s length, are not agents of, and have assumed no, and owe no fiduciary duties to, the Company, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims they may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

16.         Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligation of the Company with respect to any sum due from it to any Underwriter or any person controlling any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Underwriter or controlling person of any sum in such other currency, and only to the extent that such Underwriter or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to such Underwriter or controlling person hereunder and the Company agree as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter or controlling person against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter or controlling person hereunder, such Underwriter or controlling person agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter or controlling person hereunder.

17.         Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

18.         Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

19.         Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

20.         Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by facsimile or email to the following addresses:

37

in the case of the Company:

900, 520 - 3 Avenue SW
Calgary, Alberta Canada T2P 0R3
Attention: General Counsel
Facsimile: 403-265-3242

in the case of Scotia Capital Inc.:

Scotia Capital Inc.

Suite 1800, 700 – 2nd Street S.W.

Calgary, Alberta T2P 2W1
Attention: Drew Ross
Facsimile: 403-269-8355

in the case of RBC Dominion Securities Inc.:

RBC Dominion Securities Inc.

Suite 3900, 888 – 3rd Street S.W.

Bankers Hall West

Calgary, Alberta T2P 5C5
Attention: Darrell Law
Facsimile: 403-299-6900

in the case of Dundee Securities Ltd.:

Dundee Securities Ltd.

3600, 350-7 Avenue S.W.

Calgary, Alberta T2P 3N9

Attention: Tony P. Loria

Facsimile: 403-264-6331

in the case of TD Securities Inc.:

TD Securities Inc.

421 – 7th Avenue SW, Suite 3600

Calgary, Alberta T2P 4K9

Attention: Bryce Hipp

Facsimile: 403-292-2776

38

in the case of Peters & Co. Limited:

Peters & Co. Limited

2300 Jamieson Place, 308 – 4th Avenue SW

Calgary, Alberta T2P 0H7

Attention: J.G. (Jeff) Lawson

Facsimile: 403-261-7565

in the case of GMP Securities L.P.:

GMP Securities L.P.

1100, 311 – 6th Avenue SW

Calgary, Alberta T2P 3H2

Attention: John Chambers

Facsimile: 403-262-0600

in the case of Morgan Stanley Canada Limited

Morgan Stanley Canada Limited.

Sun Life Plaza, North Tower

Suite 2740, 140 – 4th Avenue SW

Calgary, Alberta T2P 3N3

Attention: Aaron Papps

Facsimile: 403-767-1373

in the case of CIBC World Markets Inc.:

CIBC World Markets Inc.

9th Floor, 855 – 2nd Street SW

Bankers Hall East

Calgary, Alberta T2P 4J7

Attention: Sid Ramanathan

Facsimile: 403-260-0524

in the case of Canaccord Genuity Corp.:

Canaccord Genuity Corp.

Suite 2200, 450 – 1st Street SW

Calgary, Alberta T2P 5p8

Attention: Neil Duffy

Facsimile: 403-508-3866

39

in the case of Cormark Securities Inc.:

Cormark Securities Inc.

Suite 1800, 300 – 5th Avenue SW

Calgary, Alberta T2P 3C4

Attention: Dion Degrand

Facsimile: 403-266-4222

in the case of HSBC Securities (Canada) Inc.:

HSBC Securities (Canada) Inc.

407 – 8th Avenue SW, 8th Floor

Calgary, Alberta T2P 1E5

Attention: Jay Lewis

Facsimile: 403-693-8616

in the case of Natixis Securities Americas LLC:

Natixis Securities Americas LLC

1251 Avenue of the Americas, 5th Floor

New York, New York 10020

Attention: Jared McKinney

in the case of Paradigm Capital Inc.:

Paradigm Capital Inc.

Suite 500, 110 – 9th Avenue SW

Calgary, Alberta T2P 0T1

Attention: Ian M. H. Joseph

Facsimile: 403-265-8721

40

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

GRAN TIERRA ENERGY INC

By:	/s/ Ryan Ellson
Name: Ryan Ellson
Title: Chief Financial Officer

41

Dated: November 22, 2016

Scotia Capital Inc.

By:	/s/ Drew Ross
Name:	Drew Ross
Title:	Managing Director

RBC Dominion Securities Inc.

By:	/s/ Darrell Law
Name:	Darrell Law
Title:	Managing Director

Dundee Securities Ltd.

By:	/s/ Tony P. Loria
Name:	Tony P. Loria
Title:	Managing Director,
Head of Energy Investment Banking

TD Securities Inc.

By:	/s/ Bryce Hipp
Name:	Bryce Hipp
Title:	Director

Peters & Co. Limited

By:	/s/ J.G. (Jeff) Lawson
Name:	J.G. (Jeff) Lawson
Title:	Principal

42

GMP Securities L.P.

By:	/s/ John S. Chambers
Name:	John S. Chambers
Title:	Vice Chairman,
President

Morgan Stanley Canada Limited

By:	/s/ Aaron Papps
Name:	Aaron Papps
Title:	Managing Director

CIBC World Markets Inc.

By:	/s/ Michael Freeborn
Name:	Michael Freeborn
Title:	Managing Director,
Head of Energy

Canaccord Genuity Corp.

By:	/s/ Neil Duffy
Name:	Neil Duffy
Title:	Managing Director

Cormark Securities Inc.

By:	/s/ Dion Degrand
Name:	Dion Degrand
Title:	Managing Director

43

HSBC Securities (Canada) Inc.

By:	/s/ Greg Gannett
Name:	Greg Gannett
Title:	Managing Director,
Investment Banking

Natixis Securities Americas LLC

By:	/s/ Jared McKinney
Name:	Jared McKinney
Title:	Executive Director,
Head of Equity Capital Markets &
Strategic Equity Transactions - Americas

Paradigm Capital Inc.

By:	/s/ Ian M.H. Joseph
Name:	Ian M.H. Joseph
Title:	President

44

SCHEDULE I

Underwriters

Securities to be sold by the Company

Name	Number of Firm Shares
Scotia Capital Inc.+	10,978,200
RBC Dominion Securities Inc.+	10,978,200
Dundee Securities Ltd.+	8,378,100
TD Securities Inc.+	5,633,550
Peters & Co. Limited+	1,733,400
GMP Securities L.P.+	1,300,050
Morgan Stanley Canada Limited+	1,300,050
CIBC World Markets Inc.+	866,700
Canaccord Genuity Corp.+	433,350
Cormark Securities Inc.+	433,350
HSBC Securities (Canada) Inc.+	433,350
Natixis Securities Americas LLC	433,350
Paradigm Capital Inc.+	433,350

Total	43,335,000

+Canadian Underwriter

SCHEDULE II

1.	Base Prospectus dated August 1, 2016 relating to the Shelf Securities.

2.	Preliminary Prospectus Supplement issued on November 21, 2016 relating to the Shares.

3.	Issuer Free Writing Prospectuses: Term Sheet filed with the Commission on November 21, 2016

4.	Pricing Information (in USD):

		Without Over-allotment	With Over-allotment
	Per Share	Total	Total
Public Offering Price	$3.00	$130,005,000.00	$149,505,750.00
Underwriting Commissions	$0.12	$5,200,200.00	$5,980,230.00
Proceeds to the Company (before expenses)	$2.88	$124,804,800.00	$143,525,520.00

SCHEDULE III

ENTITY NAME	Jurisdiction of Organization
*Gran Tierra Energy Inc.	Delaware
*Gran Tierra Callco ULC	Alberta
*1203647 Alberta Inc.	Alberta
*Gran Tierra Exchangeco Inc.	Alberta
*Gran Tierra Goldstrike Inc.	Alberta
*Gran Tierra Resources Limited	Alberta
*Gran Tierra Energy Canada ULC	Alberta
Vetra Petroamerica P&G Corp.[1]	Barbados
Gran Tierra Energy Brasil Ltda.	Brazil
*Gran Tierra Energy International Holdings Ltd.	Cayman
Gran Tierra (PUT-7) Limited	Cayman
†*Petrolifera Petroleum (Colombia) Limited	Cayman
*Gran Tierra Energy Cayman Islands Inc.	Cayman
*Gran Tierra Colombia Inc.	Cayman
Gran Tierra International (Colombia) Corp.	Cayman
Gran Tierra Energy Corp.	Cayman
Gran Tierra P&G Corp.	Cayman

1 72.5% ownership by Petroamerica P&G Corp. The remaining 27.5% is owned by Vetra Southeast S.L. (not a member of the Gran Tierra group).

ENTITY NAME	Jurisdiction of Organization
Petroleos Del Norte S.A.	Colombia
Gran Tierra Energy International (Peru) Holdings B.V.	Curaçao
Gran Tierra Energy Peru B.V.	Curaçao
*Argosy Energy LLC	Delaware
Gran Tierra Luxembourg Holdings Sárl	Luxembourg
Gran Tierra Finance (Luxembourg) Sárl	Luxembourg
Gran Tierra Brazco (Luxembourg) Sárl	Luxembourg
Gran Tierra Mexico Energy S. de R.de C.V.	Mexico
Free Traders Group Inc.	Panama
North Riding Inc.	Panama
RL Petroleum Corp.	Panama
Southeast Investment Corporation[2]	Panama
Petrolífera Petroleum Del Perú S.R.L.	Peru
Gran Tierra Energy Peru S.R.L.	Peru
Taghmen Colombia, S.L.	Spain
*Petrolatina Energy Limited	U.K.

2 Direct Ownership: Vetra Petroamerica P&G Corp. 67.67%; Vetra Southeast S.L. (not a member of the Gran Tierra group) 32.33%

Indirect Ownership: Gran Tierra 49.06% through interest in Vetra Petroamerica P&G Corp.; Vetra Southeast S.L. (not a member of the Gran Tierra Group) 50.94% through a 32.33% direct ownership and an 18.61% indirect interest through Vetra Petroamerica P&G Corp.

ENTITY NAME	Jurisdiction of Organization
Petrolatina (CA) Limited	U.K.
Taghmen Argentina Limited	U.K.
†*Gran Tierra Energy Colombia, Ltd.	Utah
Suroco Energy Venezuela	Venezuela

Exhibit B

Form of Opinion of Vinson & Elkins LLP, counsel for the Company

Based on the foregoing and subject to the limitations and qualifications hereinafter set forth, we are of the opinion that:

1.	The Company is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority (i) to own, lease and operate its properties, as the case may be, and conduct its business as described in the Time of Sale Prospectus and the Prospectus, (ii) to execute and deliver the Underwriting Agreement and (iii) to perform its obligations thereunder, including, without limitation, to issue, sell and deliver the Shares as contemplated by the Underwriting Agreement.

2.	The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

3.	The Shares have been duly authorized and, when issued and delivered and paid for by the Company to the Underwriters upon payment therefor in accordance with the Underwriting Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares is not subject to any preemptive or similar rights under U.S. federal law, the Delaware General Corporation Law or the Governing Documents.

4.	No approval, authorization, license, registration, qualification, decree, consent or order under any U.S. federal law, the laws of the State of New York or approval, authorization, license, registration, qualification, decree, consent or order of or filing with any U.S. Federal or New York governmental or regulatory commission, board, body, authority or agency, is necessary or required in connection with the issuance and sale of the Shares or the consummation by the Company of the transactions contemplated by the Underwriting Agreement, except for such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters (as to which we express no opinion) and except that we express no opinion in this paragraph with respect to U.S. federal securities laws.

5.	The execution, delivery and performance of the Underwriting Agreement by the Company, the issuance and sale of the Shares and the consummation of the transactions contemplated by the Underwriting Agreement do not and will not, result in any breach or violation of or constitute a default under (nor constitute any event which, with notice, lapse of time or both, would result in any breach or violation of or constitute a default under or give the holder of any indebtedness (or person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (or result in the creation or imposition of a lien, charge or encumbrance on any property or assets of the Company or any Subsidiary pursuant to (i) any agreement or instrument incorporated by reference in the Time of Sale Prospectus and the Prospectus and listed on Annex A hereto, (ii) the U.S. federal laws, the laws of the State of New York, in each case, of a kind typically applicable to such transactions or (iii) any decree, judgment or order applicable to the Company or any of its respective properties, which decree, judgment or order is known by us; provided that with respect to clause (ii) above, we state no opinion as to any U.S. federal or state securities or Blue Sky laws or U.S. federal or state antifraud laws, rules or regulations.

6.	The statements in the Time of Sale Prospectus and the Prospectus under the captions “Certain U.S. Federal Income Tax Considerations”, insofar as such statements constitute legal conclusions or summaries of the laws, regulations, legal matters, agreements or other legal documents referred to therein, are accurate in all material respects.

7.	The statements in the Time of Sale Prospectus and the Prospectus under the captions “Description of Capital Stock”, insofar as such statements summarize provisions of the Governing Documents of the Company or the General Corporation Law of the State of Delaware, are accurate in all material respects.

8.	The Company is not, and, after giving effect to the offering and sale of the Shares pursuant to the terms of the Underwriting Agreement and application of the net proceeds therefrom as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus under the caption “Use of Proceeds,” will not be, required to register as an “investment company,” as such term is defined in the Investment Company Act and the rules and regulations of the Commission thereunder.

9.	Each of the Registration Statement, at the time it was declared effective, the Time of Sale Prospectus, as of the Applicable Time, and the Prospectus, as of its date and as of the date hereof (in each case other than the financial statements and schedules, and other financial or accounting data derived therefrom or information pertaining to oil and natural gas reserves, included or incorporated by reference in or omitted from the Registration Statement, the Time of Sale Prospectus and the Prospectus, as to which we express no opinion), appears on its face to comply as to form in all material respects with the requirements of the Securities Act.

In addition, we advise you that in the course of our acting as counsel to the Company in connection with the preparation of the Time of Sale Prospectus and the Prospectus, we have participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company and PetroLatina Energy Limited, and you and your representatives at which the contents of the Time of Sale Prospectus and the Prospectus were discussed and, although we are not passing upon and do not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Time of Sale Prospectus and the Prospectus (except as and to the extent stated in subparagraphs (6) and (7) above), on the basis of the foregoing participation (relying upon the statements of officers and other representatives of the Company with respect to factual matters), nothing has come to our attention to cause us to believe that:

(a)	the Time of Sale Prospectus, as of the Applicable Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; or

(b)	the Prospectus, as of its date or as of the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

It being understood that we express no opinion with respect to the financial statements and schedules, and other financial or accounting data derived therefrom or information pertaining to oil and natural gas reserves, included or incorporated by reference in or omitted from the Time of Sale Prospectus and the Prospectus.

Annex A

1.          Details of the Goldstrike Special Voting Share.

2.          Goldstrike Exchangeable Share Provisions.

3.          Provisions Attaching to the GTE-Solana Exchangeable Shares.

4.          Arrangement Agreement, dated November 12, 2015, between Gran Tierra Energy Inc. and Petroamerica Oil Corp.

5.          Voting Exchange and Support Agreement by and between Goldstrike, Inc., 1203647 Alberta Inc., Gran Tierra Goldstrike Inc. and Olympia Trust Company dated as of November 10, 2005.

6.          Voting and Exchange Trust Agreement, dated as of November 14, 2008, between Gran Tierra Energy Inc., Gran Tierra Exchangeco Inc. and Computershare Trust Company of Canada.

7.          Support Agreement, dated as of November 14, 2008, between Gran Tierra Energy Inc., Gran Tierra Calico ULC and Gran Tierra Exchangeco Inc.

8.          Amended and Restated 2007 Equity Incentive Plan.

9.          Form of Restricted Stock Unit Award Agreement Under the 2007 Equity Incentive Plan.

I 0.        Form of Option Agreement Under the 2007 Equity Incentive Plan.

11.         Form of Indemnity Agreement.

12.         Form of Voting Support Agreement.

13.         2005 Equity Incentive Plan.

14.         Executive Employment Agreement, dated November 4, 2008, between Gran Tierra Energy Inc. and Dana Coffield.

15.         Executive Employment Agreement, dated January 20, 2010, between Gran Tierra Energy Inc. and David Hardy.

16.         Amendment to Employment Agreement dated May 2, 2012, between Gran Tierra Energy Inc. and David Hardy.

17.         Executive Employment Agreement dated May 2, 2012, between Gran Tierra Energy Inc. and James Rozon.

18.         Indefinite Employment Contract, dated August I, 2009, between Gran Tierra Energy Inc. and Carlos Monges.

19.         Individual Labor Contract, dated September 30, 2011, between Gran Tierra Energy Peru S.R.L. and Carlos Monges.

20.         Addenda to the Individual Labor Contract, dated September 30, 2011, between Gran Tierra Energy Peru S.R.L. and Carlos Monges.

21.         Employment Agreement dated December 14, 2011, between Gran Tierra Energy Peru S.R.L. and Carlos Monges.

22.         Expat Assignment Letter Agreement dated January 10, 2014, between Gran Tierra Energy Inc. and Duncan Nightingale.

23.         Amendment dated April 15, 2014 to Expat Assignment Letter Agreement between Gran Tierra Energy Inc. and Duncan Nightingale.

24.         Executive Employment Agreement dated July 31, 2014, between Gran Tierra Energy Canada ULC, Gran Tierra Energy Inc. and Duncan Nightingale.

25.         Employment Agreement dated July 31, 2014, between Gran Tierra Energy Colombia Ltd. and Adrian Santiago Coral Pantoja.

26.         Executive Employment Agreement dated February 2, 2015, between Gran Tierra Energy Canada ULC, Gran Tierra Energy Inc. and Jeffrey Scott.

27.         Amendment to Executive Employment Agreement dated February 19, 2015, between Gran Tierra Energy Canada ULC, Gran Tierra Energy Inc. and Duncan Nightingale.

28.         Amendment to Executive Employment Agreement dated May 7, 2015, between Gran Tierra Energy Canada ULC, Gran Tierra Energy Inc. and Jeffrey Scott.

29.         Amendment to Executive Employment Agreement dated May 7, 2015, between Gran Tierra Energy Canada ULC, Gran Tierra Energy Inc. and Duncan Nightingale.

30.         Amendment to Executive Employment Agreement dated May 7, 2015, between Gran Tierra Energy Canada ULC, Gran Tierra Energy Inc. and James Rozon.

31.         Amendment to Executive Employment Agreement dated May 7, 2015, between Gran Tierra Energy Canada ULC, Gran Tierra Energy Inc. and David Hardy.

32.         Form of lndemnity Agreement for use with Directors and Executive Officers.

33.         Form of Deferred Stock Unit Award Agreement Under the 2007 Equity Incentive Plan.

34.         Form of Deferred Stock Unit Gran Notice Plan.

35.         Executive Employment Agreement effective May 7, 2015, between Gran Tierra Energy Canada ULC, Gran Tierra Energy Inc. and Gary Guidry.

36.         Executive Employment Agreement effective May 11 2015, between Gran Tierra Energy Canada ULC, Gran Tierra Energy Inc. and Ryan Ellson.

37.         Executive Employment Agreement effective May 11, 2015, between Gran Tierra Energy Canada ULC, Gran Tierra Energy Inc. and Alan Johnson.

38.         Executive Employment Agreement effective May 11 2015, between Gran Tierra Energy Canada ULC, Gran Tierra Energy Inc. and Lawrence West.

39.         Executive Employment Agreement effective May 11, 2015, between Gran Tierra Energy Canada ULC, Gran Tierra Energy Inc. and James Evans.

40.         2014 Executive Officer Cash Bonus Compensation and 2015 Cash Compensation Arrangements.

41.         Credit Agreement, dated as of September 18, 2015, by and among Gran Tierra Energy Inc., Gran Tierra Energy International Holdings Ltd., the Bank of Nova Scotia, Societe Generale and the lenders party thereto.

42.         Colombian Participation Agreement, dated as of June 22, 2006, by and among Argosy Energy International, Gran Tierra Energy Inc., and Crosby Capital, LLC.

43.         Amendment No. 1 to Colombian Participation Agreement, dated as of November 1, 2006, by and among Argosy Energy International, Gran Tierra Energy Inc., and Crosby Capital, LLC.

44.         Amendment No. 2 to Colombian Participation Agreement, dated as of July 3, 2008, between Gran Tierra Energy Inc. and Crosby Capital, LLC.

45.         Amendment No. 3 to Participation Agreement, dated as of December 31, 2008, by and among Gran Tierra Energy Colombia, Ltd., Gran Tierra Energy Inc. and Crosby Capital, LLC.

46.         Amendment No. 4 dated June 13, 2011, to the Colombian Participation Agreement dated June 22, 2006, between Gran Tierra Colombia Ltd and Crosby Capital, LLC.

47.         Amendment No. 5 dated February 10, 2011, to the Colombian Participation Agreement dated June 22, 2006, between Gran Tierra Colombia Ltd and Crosby Capital, LLC.

48.         Amendment No. 6 dated March I , 2012, to the Colombian Participation Agreement dated June 22, 2006, between Gran Tierra Colombia Ltd and Crosby Capital, LLC.

49.         Chaza Block Hydrocarbons Exploration and Exploitation Agreement between Argosy Energy International and the National Hydrocarbons Agency dated June 25, 2005.

50.         Addendum No. 1 to the Chaza Block Hydrocarbons Exploration and Exploitation Agreement between Argosy Energy International and the National Hydrocarbons Agency.

51.         Settlement Agreement, dated May 7, 2015, between Gran Tierra Energy Inc. and West Face SPV (Cayman) I, L.P.

52.         Purchase Agreement, dated as of March 31, 2016, by and between Gran Tierra Energy Inc. and Nomura Securities International, Inc., Dundee Securities Inc. and RBC Dominion Securities Inc.

53.         First Amendment to Credit Agreement, dated as of March 31, 2016, by and among Gran Tierra Energy International Holdings Ltd., Gran Tierra Energy Inc., The Bank of Nova Scotia, and the lenders party thereto.

54.         Form of Performance Stock Unit Grant Notice

55.         Severance Agreement and Release dated April 6, 2016, between Gran Tierra Energy Canada ULC, Gran Tierra Energy Inc. and Duncan Nightingale

56.         Indenture related to the 5.00% Convertible Senior Notes due 2021, dated as of April 6, 2016, between Gran Tierra Energy Inc. and U.S. Bank National Association

57.         Form of 5.00% Convertible Senior Notes due 2021.

58.         Subscription Receipt Agreement, dated July 8, 2016, by and between Gran Tierra Energy Inc. and Computershare Trust Company of Canada.

59.         Form of Registration Rights Agreement.

60.         Share Purchase Agreement dated as of June 30, 2016, among Gran Tierra Energy International Holdings Ltd., Tribeca Oil & Gas Inc., Macquarie Bank Limited, Rorick Ventures Group Inc., as vendors, and PetroLatina Energy Limited.

61.         Second Amendment to Credit Agreement, dated as of June 2, 2016, by and among Gran Tierra Energy International Holdings Ltd., Gran Tierra Energy Inc., The Bank of Nova Scotia, and the lenders party thereto.

62.         Executive Employment Agreement effective June 24, 2016, between Gran Tierra Energy Canada ULC, Gran Tierra Energy Inc. and Ed Caldwell

63.         Executive Employment Agreement effective June 24, 2016, between Gran Tierra Energy Canada ULC, Gran Tierra Energy Inc. and Susan Mawdsley

64.         Executive Employment Agreement effective June 24, 2016, between Gran Tierra Energy Canada ULC, Gran Tierra Energy Inc. and Glen Mah

65.         Executive Employment Agreement effective June 24, 2016, between Gran Tierra Energy Canada ULC, Gran Tierra Energy Inc. and Rodger Trimble

66.         Third Amendment to the Credit Agreement between Gran Tierra Energy International Holdings Ltd, Gran Tierra Energy Inc., and The Bank of Nova Scotia dated August 23, 2016

Exhibit C

Form of Opinion of Stikeman Elliott LLP, counsel for the Company

Opinion

Based on the above, and subject to the qualifications below, we are of the opinion that:

1.	No approval, authorization, consent or other order of, and no filing, registration or recording with, any governmental agency or body is required by the Issuer under the laws of the Province of Alberta and the federal laws of Canada applicable therein in connection with the (a) execution and delivery of, or with the performance by the Issuer or its obligations under, the Agreements or the Articles, or (b) the issuance of the Firm Shares to the Underwriters in accordance with the provisions of the Underwriting Agreement, in each case, except as have been obtained or made in and are in full force and effect.

2.	The issuance of the Firm Shares to the Underwriters in accordance with the provisions of the Underwriting Agreement, the execution and delivery of the Underwriting Agreement by the Issuer and the performance by the Issuer of the terms of its obligations under the Underwriting Agreement, do not conflict with, and will not result in any breach or violation of, any of the provisions of: (a) the Agreements or the Articles; or (b) the laws of Alberta or the federal laws of Canada applicable to the Issuer.

3.	All necessary documents have been filed, all requisite proceedings have been taken and all necessary approvals, permits, consents and authorizations have been obtained by the Issuer under the Securities Laws in order to qualify the distribution of the Firm Shares: (a) to the public in each of the Jurisdictions through registrants registered under the Securities Laws in categories permitting them to distribute the Firm Shares who have complied with the relevant provisions of such laws and the terms and conditions of their registration; and (b) to such registrants purchasing as principals.

4.	The statements contained in the Prospectus under the headings “Material Canadian Federal Income Tax Considerations for Holders of our Common Stock” and “Eligibility for Investment”, insofar as such statements constitute statements of law, are accurate, subject to the assumptions, qualifications, limitations and restrictions set out therein.

Exhibit D

Form of Opinion of David Hardy, general counsel for the Company

Based upon and subject to the foregoing and subject also to the following qualifications, exceptions and limitations, I am of the opinion that:

The statements under the headings “Items 1 and 2. Business and Properties —Regulation” and “Item 3. Legal Proceedings” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and “Part II, Item 1. Legal Proceedings” in the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016, June 30, 2016 and September 30, 2016 incorporated by reference in the Time of Sale Prospectus and the Prospectus, insofar as such statements constitute summaries of legal proceedings or refer to matters of law or legal conclusions, are accurate and complete in all material respects and present fairly the information purported to be shown.

The opinions set forth above are subject to the following qualifications, exceptions and limitations:

A.           The opinions expressed herein are limited to the matters expressly set forth in this opinion letter, and no opinion is implied or may be inferred beyond the matters expressly so stated.

B.           The opinions expressed herein are limited to matters arising under the laws of the Province of Alberta and the laws of Canada applicable therein.

Exhibit E

OFFICERS’ CERTIFICATE

Each of the undersigned, [•], [•] of Gran Tierra Energy Inc., a Delaware corporation (the “Company”), and [•], [•] of the Company, and in such capacity and on behalf of the Company, does hereby certify pursuant to Section 5(l) of that certain Underwriting Agreement dated November [●], 2016 (the “Underwriting Agreement”) among the Company and, on behalf of the several Underwriters named therein, Scotia Capital Inc., RBC Dominion Securities Inc., and Dundee Securities Ltd. that as of [date]:

1.	He has reviewed the Time of Sale Prospectus and the Prospectus.

2.	The representations and warranties of the Company as set forth in the Underwriting Agreement are true and correct as of the date hereof and as if made on the date hereof.

3.	The Company has performed all of its obligations under the Underwriting Agreement as are to be performed at or before the date hereof.

Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Underwriting Agreement.

In Witness Whereof, we have signed this certificate.

Dated: [date]

By:
Name: [•]
Title: [•]

By:
Name: [•]
Title: [•]

Exhibit F

CHIEF FINANCIAL OFFICER’S CERTIFICATE

I, [•], Chief Financial Officer of Gran Tierra Energy Inc., a Delaware corporation (the “Company”), hereby certify in my capacity as Chief Financial Officer (and not in any individual capacity), that I have read or caused to be read the items marked on the copies of certain pages of each of the Time of Sale Prospectus dated [●], 2016 and the Prospectus dated [●], 2016 (or of such documents as may be incorporated by reference therein), attached hereto as Schedule A, and have performed the following procedures, which were applied as indicated by the letters set forth below:

A.           Compared the amount or number to the accounting records of the Company or PetroLatina Energy Limited (“PetroLatina”), as applicable, for the applicable period and noted agreement.

B.           Compared the amount or number to the operational records of the Company or PetroLatina, as applicable, for the applicable period and noted agreement

C.           Mathematically proved the accuracy of the addition, subtraction, multiplication or division performed on numbers derived from the accounting records or operational records of the Company or PetroLatina, as applicable and as the case may be, for the applicable period, compared to the total, product or quotient identified in the attached pages, and noted agreement.

I am sufficiently familiar with the financial affairs of the Company and PetroLatina by reason of my present position with the Company to make the statements contained in this certificate, which are based upon the audited consolidated financial statements of the Company as of and for the year ended December 31, 2015, the unaudited consolidated financial statements of the Company and as of and for the quarters ended March 31, 2016, June 30, 2016 and September 30, 2016, the unaudited financial data of PetroLatina as of and for the quarters ended March 31, 2016 and June 30, 2016, and other written statements, summaries, tabulations and computations, which I believe to be accurate, complete and reliable, made and furnished to me by employees of the Company or PetroLatina, as the case may be, in the regular course of their duty. I am also sufficiently familiar with the present financial condition and operating results of the Company and its Subsidiaries that any material changes in the facts underlying the data relied upon by me in making this certificate occurring since the respective dates of such data would have come to my attention prior to the date hereof in the regular course of business.

Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Underwriting Agreement.

In Witness Whereof, I have hereunto set my hand on this [date].

By:
Name: [•]
Title: [•]

Schedule A